Exhibit 99.1

FOR IMMEDIATE RELEASE

BROADRIDGE DECLARES DIVIDEND

LAKE SUCCESS, NY – November 13, 2008 – Broadridge Financial Solutions, Inc. (NYSE:BR) announced today that its Board of Directors has declared a quarterly cash dividend of $0.07 per share. The dividend is payable on January 2, 2009, to stockholders of record at the close of business on December 15, 2008.

Broadridge Financial Solutions, Inc., with over $2.2 billion in revenues in fiscal year 2008 and more than 40 years of experience, is a leading global provider of technology-based outsourcing solutions to the financial services industry. Our systems and services include investor communication, securities processing, and clearing and outsourcing solutions. We offer advanced, integrated systems and services that are dependable, scalable and cost-efficient. Our systems help reduce the need for clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities. For more information about Broadridge, please visit www.broadridge.com.

Contact:

Investor Relations:

Marvin Sims

Broadridge Financial Solutions, Inc.

(516) 472-5477